Exhibit 1.1

Execution Copy

2,926,829 Shares1

CNB FINANCIAL CORPORATION

Common Stock

(No Par Value)

UNDERWRITING AGREEMENT

June 14, 2010

RBC Capital Markets Corporation,

as the Representative of the several underwriters named in Schedule I hereto

One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Ladies and Gentlemen:

CNB Financial Corporation, a Pennsylvania corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as Representative (the “Representative”) an aggregate of 2,926,829 shares of the Issuer’s Common Stock, no par value (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell, at the Underwriters’ option, an aggregate of up to 439,024 additional shares of the Issuer’s Common Stock (the “Option Shares”) as set forth below.

As the Representative, you have advised the Issuer (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their respective pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared a registration statement on Form S-3 (File No. 333-166111) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Act Rules (the “Securities Act Rules”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. Such registration statement has been

[1]	Plus an option to purchase up to 439,024 additional shares to cover over-allotments.

declared effective by the Commission, and the date on which such registration statement was declared effective is referred to in this Agreement as the “Effective Time.” Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B of the Securities Act Rules (“Rule 430B”) and paragraph (b) of Rule 424 of the Securities Act Rules (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Rules, is referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the Securities Act Rules is referred to herein as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the confirmations of sales of the Shares, including the documents incorporated or deemed incorporated by reference therein, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the Securities Act Rules to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the Securities Act Rules to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the Disclosure Package, as the case may be, at or after the execution of this Agreement.

For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date after the date of this Agreement.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Issuer meets the requirements for use of Form S-3 for the registration of a primary offering of securities in an unlimited dollar amount under the Securities Act. The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective by the Commission under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof, has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Issuer, is threatened or contemplated by the Commission or any U.S. federal, state or local or international court, government or governmental or regulatory (including self-regulatory) body or agency (each, a “Governmental Entity”). No order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus (as defined below), the Prospectus or any Issuer-Represented Free Writing Prospectus (as defined below) has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Issuer, is threatened or contemplated by the Commission or any other Governmental Entity. The Issuer has fully complied with any request on the part of the Commission or other Governmental Entity for additional information.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Shares pursuant to Rule 430B(f)(2), at the Applicable Time and at the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued, at the Applicable Time or at any Closing Date or Option Closing Date, if any, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the Applicable Time, each Issuer-Represented Free Writing Prospectus (as defined below) identified on Schedule II(a) hereto, the Statutory Prospectus and the information agreed to in writing by the Issuer and the Underwriters as the information to be conveyed orally by the

Underwriters to purchasers of the Shares at the Applicable Time as set forth on Schedule II(b) hereto, all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding two paragraphs shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the Prospectus or the Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by the Underwriters expressly for use therein.

Any preliminary prospectus, the Statutory Prospectus and the Prospectus complied or will comply, as the case may be, when filed with the Commission in all material respects with the Securities Act and the Securities Act Rules.

As used in this subsection and elsewhere in this Agreement:

“Statutory Prospectus”, at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Shares immediately prior to that time, including the documents incorporated or deemed incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Rules (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Issuer, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g).

Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the public offering contemplated hereby or until any earlier date that the Issuer notified or notifies the Underwriters as described in Section 4(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(A) At the date of the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Rules) of the Shares and (C) at the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (C)), the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Rules (“Rule 405”), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an ineligible issuer.

(b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Statutory Prospectus (the “Incorporated Documents”), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules”), as applicable, and when read together with the other information in the Registration Statement, the Prospectus or the Disclosure Package, as the case may be, (i) at the original effectiveness of the Registration Statement, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Shares, (iii) at the Closing Date and (iv) at each Option Closing Date (if any), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Each of the statements made by the Issuer in such documents within the coverage of Rule 175(b) of the Securities Act Rules, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was not made or will not be made without a reasonable basis and was not disclosed and will not be disclosed other than in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package.

(d) This Agreement has been duly authorized, executed and delivered by the Issuer, and, assuming the due authorization, execution and delivery of this Agreement by the Representative on behalf of the Underwriters, constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(e) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Issuer, as listed on Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, bank or other entity, as applicable in good standing under the laws of the jurisdiction of its organization as indicated on such Exhibit A, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries, direct or indirect, of the Issuer. The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer or another Subsidiary, free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Subsidiary are outstanding.

(f) The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights exist with respect to any of the Shares or the issue and sale thereof.

(g) The information set forth under the caption “Capitalization” in the Prospectus and the Statutory Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Prospectus and the Statutory Prospectus. Immediately after the issuance and sale of the Shares to the Underwriters, except as described in the Registration Statement, the Prospectus and the Disclosure Package, no shares of preferred stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of the capital stock of the Issuer. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been satisfied or waived.

(h) The consolidated financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package (the “Consolidated Financial Statements”) present fairly the consolidated financial position of the Issuer and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified; such Consolidated Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; no other consolidated financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the results of operations data, common share data, performance ratios, asset quality data and capital ratios for the five fiscal years ended

December 31, 2009 and balance sheet data as of December 31, 2009, December 31, 2008, December 31, 2007, December 31, 2006 and December 31, 2005, in each case as set forth in the Prospectus under the caption “Summary Selected Consolidated Financial Information” fairly present the information therein on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement, the Prospectus and the Disclosure Package; the results of operations data, common share data, performance ratios, asset quality data and capital ratios for the fiscal quarters ended March 31, 2010 and March 31, 2009 and balance sheet data as of March 31, 2010 and March 31, 2009, in each case as set forth in the Prospectus under the caption “Summary Selected Consolidated Financial Information” fairly present the information therein on a basis consistent with that of the unaudited consolidated financial statements contained in the Registration Statement, the Prospectus and the Statutory Prospectus; to the extent applicable, all disclosures contained in the Registration Statement, the Prospectus or the Disclosure Package regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G under the Exchange Act, the Exchange Act Rules and Item 10 of Regulation S-K (as applicable) under the Securities Act.

(i) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j) Crowe Horwath LLP, which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Securities Act Rules.

(k) Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or any of the Subsidiaries before any Governmental Entity or otherwise (1) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described or (2) which, if determined adversely to the Issuer or any of its Subsidiaries, might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(l) No labor problem or dispute with the employees of the Issuer or the Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(m) The Issuer and the Subsidiaries have good and valid title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount or significance. The Issuer and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package.

(n) The Issuer and the Subsidiaries have filed all Federal, state and local tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith or as would not, singly or in the aggregate, constitute a Material Adverse Effect, and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Issuer in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.

(o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Issuer and the Subsidiaries have no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(p) Neither the Issuer nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation (“Charter”) or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party, (ii) the Charter or By-Laws of the Issuer or any Subsidiary or (iii) any order, rule or regulation applicable to the Issuer or any of the Subsidiaries of any Governmental Entity, except, in the case of clauses (i) and (iii), above, for any such conflict, breach or default that would not, singly or in the aggregate, have a Material Adverse Effect.

(q) Each approval, consent, order, authorization, designation, declaration or filing by or with any Governmental Entity necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(r) The Issuer and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from Governmental Entities as are necessary to conduct their respective businesses as currently conducted and to own, lease and operate their respective properties in the manner described in the Prospectus and the Disclosure Package. There is no claim, proceeding or controversy pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened involving the status of or sanctions under any of the Permits that, if determined adversely to the Issuer or any of its Subsidiaries, would singly or in the aggregate have a Material Adverse Effect. The Issuer and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination or material modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permit. None of the Permits contains any restriction that is materially burdensome on the Issuer or any of its Subsidiaries.

(s) To the Issuer’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Issuer’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. Neither the Issuer nor any Subsidiary nor any of their affiliates (within the meaning of FINRA Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. In accordance with FINRA Rule 5110(c)(7)(C)(i), the Shares have been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(t) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The NASDAQ Global Select Market (“NASDAQ”) in accordance with Regulation M under the Exchange Act.

(u) The Issuer is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the Securities Act Rules of the Commission thereunder (collectively, the “1940 Act”).

(v) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Issuer reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(w) The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act on the part of the Issuer, which would cause the loss of such qualification.

(x) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(y) Other than (i) the Subsidiaries or (ii) as otherwise set forth in the Registration Statement, the Prospectus or the Statutory Prospectus, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(z) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement or the Incorporated Documents that are not described or filed as required. Neither the Issuer nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement or the Incorporated Documents, and no such termination has been threatened by the Issuer or any Subsidiary or, to the knowledge of the Issuer, any other party to any such contract or agreement.

(aa) Except as disclosed in the Registration Statement, the Prospectus or the Statutory Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Issuer nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). Neither the Issuer nor the Subsidiaries own, operate or hold a mortgage on any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

(bb) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for any Federal or state office in the United States or foreign offices by the Issuer or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws. Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person acting on behalf of the Issuer or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(cc) The Issuer and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to so own or possess or to be able to so acquire would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Issuer nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, singly or in the aggregate, result in a Material Adverse Effect.

(dd) The conduct of business by the Issuer and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, licensing and certification Laws covering any aspect of the business of the Issuer or any of the Subsidiaries. Neither the Issuer nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past material failure to comply with or violation of any such Laws.

(ee) Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Issuer nor any of the Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation) or the supervision or regulation of the Issuer or any of the Subsidiaries, and (ii) neither the Issuer nor any of the Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar undertaking. There is no unresolved violation, criticism or exception by any such Governmental Entity with respect to any examination of the Issuer or any of the Subsidiaries which would, singly or in the aggregate, result in a Material Adverse Effect.

(ff) The Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(gg) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities Act Rules, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to permit the Chief Executive Officer and Chief Financial Officer of the Issuer to make the certifications required under the Exchange Act with respect to such reports.

(hh) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Securities Act Rules promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, the Prospectus or the Statutory Prospectus.

(ii) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Issuer or one of its Subsidiaries or for the account of a customer of the Issuer or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Issuer and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(jj) None of the Issuer, any of its Subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate (as such term is defined in rule 501(b) under the Securities Act) (“Affiliates”) of the Issuer or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Issuer will not directly or indirectly use the proceeds of any sale of Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Neither the Issuer nor any of its Subsidiaries or other Affiliates has distributed or, prior to the later to occur of (i) the expiration of the option described in Section 2(c) hereof and (ii) completion of the distribution of the Shares, will distribute any prospectus (as such term is defined in the Securities Act and the Securities Act Rules) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus, the Disclosure Package or other materials, if any, permitted by the Securities Act or by the Securities Act Rules and approved by the Underwriters in accordance with Sections 4(a) and 4(c) hereof.

(ll) Each of the Issuer’s executive officers and directors, in each case, as listed on Schedule III hereto, has executed and delivered a Lockup Agreement (as defined below) as contemplated by Section 4(m) hereof.

(mm) The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Issuer and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, except where the failure to be in such compliance would not have a Material Adverse Effect.

(nn) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such Subsidiary’s capital stock or other equity interest of such Subsidiary or from repaying to the Issuer any loans or advances to such Subsidiary from the Issuer.

Any certificate signed by any officer of the Issuer and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriters and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.635 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) funds against delivery of the Firm Shares to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the NASDAQ is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representative of the several Underwriters, to the Issuer, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on each Option Closing Date in Federal (same day) funds drawn to the order of the Issuer against delivery of the Option Shares through the facilities of the Depository Trust Company, New York, New York.

3. OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be offered to the public at the initial public offering price set forth in the Prospectus. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

4. COVENANTS.

(a) The Issuer agrees with the several Underwriters to prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, Issuer-Represented Free Writing Prospectus or the Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or the Disclosure Package or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Issuer agrees that it has notified or will notify promptly the Underwriters so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Issuer has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Issuer represents and agrees that, unless it obtains the prior written consent of the Representative, and the several Underwriters represent and agree that, unless they obtain the prior written consent of the Issuer, each of them has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Issuer and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus” and is listed on Schedule II(a) hereto. The Issuer represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Issuer represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Notwithstanding the foregoing, for purposes of this Section 4(c), the Issuer makes no representations or warranties with respect to the activities of the Underwriters.

(d) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Issuer’s Common Stock.

(e) The Issuer will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(f) The Issuer will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(g) The Issuer will deliver to, or upon the order of, the Representative, from time to time, as many copies of any preliminary prospectus as the Representative may reasonably request. The Issuer will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Issuer will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.

(h) The Issuer will comply with the Securities Act and the Securities Act Rules, and the Exchange Act, and the Exchange Act Rules, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(i) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules and will advise you in writing when such statement has been so made available.

(j) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k) During a period of 90 days from the date of this Agreement (as such period may be extended as set forth below, the “Restricted Period”), the Issuer will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Issuer upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Prospectus or the Disclosure Package, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Issuer referred to in the Registration Statement, the Prospectus or the Disclosure Package, provided that such options shall not be vested and exercisable within the Restricted Period, or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. In the event that either (i) during the last 17 days of the original 90-day restricted period, the Issuer issues an earnings release or material news or a material event relating to the Issuer and/or Subsidiaries occurs, or (ii) prior to the expiration of the 90-day restricted period, the Issuer announces that it will release earnings results during the 16-day period beginning on the last day of the original 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the 18-day period beginning on the date on which the earnings release is issued or the occurrence of the material news or event. The Issuer shall promptly notify the Representative of any earnings releases, news or events that may give rise to an extension of any such restricted period.

(l) The Issuer will use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ.

(m) The Issuer has caused each person specified on Schedule III hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) during the Restricted Period, directly or indirectly, except with the prior written consent of the Representative (“Lockup Agreements”).

(n) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

(o) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer or any of the Subsidiaries to register as an investment company under the 1940 Act.

(p) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

5. COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) the fees, disbursements and expenses of the Issuer’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(f) hereof, including the reasonable fees and disbursements of one counsel for the Underwriters in connection with such qualification and in connection with Blue Sky laws; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the cost of preparing any stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the costs and expenses of the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuer and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

The Issuer shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification, if applicable, under FINRA regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriters, then the Issuer shall reimburse the Underwriters for the Underwriters’ reasonable and accountable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, proposing to market and marketing of the Shares or in contemplation of performing its obligations hereunder; but the Issuer shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by the Underwriters of the Shares.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on each Option Closing Date are subject to the accuracy, as of the Closing Date and such Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) (i) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; (ii) each of the preliminary prospectus, the Statutory Prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the Commission or any other Governmental Entity; (iii) any material required to be filed by the Issuer pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; (iv) there shall not have come to the Underwriters’ attention any facts that would cause the Underwriters to believe that the Prospectus or the Disclosure Package, at the time it was, or was required to be, delivered or made available to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading; and (v) no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or such Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

(b) The Representative shall have received on the Closing Date and such Option Closing Date, if any, such opinions and statements of Hogan Lovells US LLP, counsel to the Issuer, dated the Closing Date or such Option Closing Date, if any, addressed to the Underwriters in such form and to such effect as may be reasonably acceptable to counsel to the Underwriters.

(c) The Representative shall have received from Pierce Atwood LLP, counsel for the Underwriters, an opinion dated the Closing Date and such Option Closing Date, if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Representative shall have received at or prior to the Closing Date from Pierce Atwood LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Issuer.

(e) You shall have received, on each of the dates hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or such Option

Closing Date, if any, in form and substance satisfactory to you, of Crowe Horwath LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Securities Act Rules thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Securities Act Rules; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(f) The Representative shall have received on the Closing Date and such Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or each Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or such Option Closing Date, if any;

(iii) All filings required to have been made pursuant to Rules 424 or 430B under the Securities Act have been made within the time periods specified by such rules;

(iv) They have carefully examined the Registration Statement and the Prospectus and, to their knowledge, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) neither the Issuer nor any of its subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s employee benefit plans) or long-term debt of the Issuer or any of the Subsidiaries.

(g) The Issuer shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(h) The Firm Shares and Option Shares, if any, shall have been approved for designation upon notice of issuance on NASDAQ.

(i) The Lockup Agreements shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are satisfactory in all material respects to the Representative and to Pierce Atwood LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 8, 9 and 16 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, any amendment or supplement to the foregoing, any Issuer-Represented Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, and (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, or any Issuer-Represented Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 13 below.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding, but only to the extent such expense is not paid under clause (i) above. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer-Represented Writing Prospectus or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer-Represented Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 13 below.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus, any supplement or amendment to the foregoing, or any Issuer-Represented Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9. DEFAULT BY UNDERWRITERS.

If on the Closing Date or each Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Issuer or you as the Representative of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 16 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to		RBC Capital Markets Corporation
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404
	Attention:	Joe Morea
Syndicate Director
Fax: (212) 428-6260

if to the Issuer, to		CNB Financial Corporation
1 South Second Street
P.O. Box 42

Clearfield, PA 16830
Attention:	Joseph B. Bower, Jr.
President and Chief Executive Officer
Fax: (814) 765-0871

11. TERMINATION.

(a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change which, in the absolute discretion of RBC Capital Markets Corporation, has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the absolute discretion of RBC Capital Markets Corporation, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such Exchange, (iv) declaration of a banking moratorium by United States or New York State authorities; (v) the suspension of trading of the Issuer’s common stock by The NASDAQ Stock Market, LLC, the Commission, or any other governmental authority, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Section 6 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer, the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any preliminary prospectus, Prospectus, Issuer-Represented Free Writing Prospectus or the Registration Statement consists of the Excepted Information (as defined on Schedule II(a)) and the information contained (a) in the first paragraph under the heading “Commissions and discounts,” (b) under the heading “Price stabilization and short positions,” and (c) under the heading “Passive market making” under the caption “Underwriting” in the Prospectus.

14. RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15. NO FIDUCIARY DUTY

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

16. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic signatures.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

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If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

CNB FINANCIAL CORPORATION

By	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION As the Representative of the several Underwriters listed on Schedule I

By:	RBC Capital Markets Corporation

By:	/s/ Joseph Morea
Name:	Joseph Morea
Title:	Managing Director

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased

RBC Capital Markets Corporation	2,195,122

Boenning & Scattergood, Inc.	731,707

TOTAL	2,926,829

SCHEDULE II(a)

MATERIALS OTHER THAN THE STATUTORY PROSPECTUS THAT COMPRISE THE DISCLOSURE PACKAGE:

•

Investor Presentation, dated June 2010, filed as an issuer free writing prospectus with the Commission on June 9, 2010, other than the data, but not the views of the Company’s management, reflected on page 25 (referring to the Marcellus Shale natural gas deposits), and the Peer Group data reflected on page 29 (the foregoing data being referred to herein as the “Excepted Information”).

SCHEDULE II(b)

INFORMATION TO BE PROVIDED ORALLY AND INCLUDED IN THE DISCLOSURE PACKAGE

None.

EXHIBIT A

LIST OF SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation

CNB Bank	Pennsylvania

CNB Securities Corporation	Delaware

County Reinsurance Company	Arizona

CNB Insurance Agency	Pennsylvania

Holiday Financial Services Corporation	Pennsylvania

CNB Capital Trust II	Delaware

CNB Capital Trust III	Delaware

CNB Management Company LLC*	Delaware

CNB Community Development Corporation*	Pennsylvania

*	A subsidiary of CNB Bank

2